                                                                    EXHIBIT 10.1

                          STOCKHOLDER SUPPORT AGREEMENT

            STOCKHOLDER SUPPORT AGREEMENT (this "Agreement"), dated July 8, 2005, by and among McKesson Corporation, a Delaware corporation ("Parent"), Spirit Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent ("Purchaser"), and certain stockholders of the Company (as defined below) set forth on Schedule 1 hereto (each a "Stockholder" and, collectively the "Stockholders").

            WHEREAS, each Stockholder is, as of the date hereof, the record and beneficial owner of the number of shares of common stock, par value $0.01 per share (the "Common Stock"), of D&K Healthcare Resources, Inc., a Delaware corporation (the "Company"), set forth opposite the name of such Stockholder on
Schedule 1 hereto;

            WHEREAS, Parent, Purchaser and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for Purchaser to conduct a tender offer for all of the issued and outstanding shares of the Common Stock (the "Offer") and the merger of Purchaser with and into the Company with the Company continuing as the surviving corporation (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement); and

            WHEREAS, as a condition to the willingness of Parent and Purchaser to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholders have agreed to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

            SECTION 1. Representations and Warranties of the Stockholders. Each Stockholder hereby represents and warrants to Parent and Purchaser, severally and not jointly, as follows:

                  (a) Such Stockholder (i) is the record and beneficial owner of the shares of Common Stock and options to acquire Common Stock (as may be adjusted from time to time pursuant to Section 6, the "Shares") set forth opposite his name on Schedule 1 to this Agreement and (ii) except as set forth on Schedule 1, neither holds nor has any beneficial ownership interest in any option or warrant to acquire shares of Common Stock or other right or security convertible into or exercisable or exchangeable for shares of Common Stock.

                  (b) Such Stockholder has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

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                  (c) This Agreement has been validly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

                  (d) Neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder or such Stockholder's assets are bound. The consummation by such Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder.

                  (e) The Shares and the certificates representing the Shares owned by such Stockholder are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances or restrictions whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Shares (collectively, "Encumbrances"), except for any such Encumbrances arising hereunder and restrictions applicable to employees stock options and restricted stock grants pursuant to the terms of such options and grants.

            SECTION 2. Representations and Warranties of Parent and Purchaser. Each of Parent and Purchaser hereby, jointly and severally, represents and warrants to the Stockholders as follows:

                  (a) Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.

                  (b) This Agreement has been duly authorized, executed and delivered by each of Parent and Purchaser, and constitutes the legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            SECTION 3. Tender of the Shares. Each Stockholder hereby agrees that
(a) he shall tender his Shares (other than unexercised options and other than any shares of restricted stock that have not vested as of the date of determination under the terms of any restricted stock grant agreement between the Company and such Stockholder) into the Offer as promptly as practicable, and in any event no later than the fifth business day, following the commencement of the Offer pursuant to Section 2.01 of the Merger Agreement, free and clear of all Encumbrances (except for any such Encumbrances arising hereunder) and (b) he shall not withdraw any Shares so tendered unless the Offer is terminated or has expired without Purchaser purchasing all shares of Common Stock validly tendered in the Offer.

            SECTION 4. Transfer of the Shares.

                  (a) Prior to the termination of this Agreement, except as otherwise provided herein or as consented to in writing by Parent, none of the Stockholders shall, and, if applicable, shall cause each of their subsidiaries not to: (a) transfer, assign, sell, gift-over, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, create or suffer to exist any Encumbrances (except for any such Encumbrances arising hereunder) on, or consent to any of the foregoing ("Transfer") with respect to, any or all of the Shares or any right or interest therein; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares; (d) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares or (e) directly or indirectly take or cause the taking of any other action that would in any way restrict, limit or interfere with the performance of such Stockholder's obligations hereunder or the transactions contemplated hereby.

                  (b) Each Stockholder agrees, if requested by Parent, to surrender to the Company, or to the transfer agent for the Company, certificates evidencing the Shares, and shall cause the Company or the transfer agent for the Company to place the following legend on any and all certificates evidencing the
Shares:

            THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER PURSUANT TO THAT CERTAIN STOCKHOLDER SUPPORT AGREEMENT, DATED AS OF JULY 8, 2005, BY AND AMONG MCKESSON CORPORATION, SPIRIT ACQUISITION CORPORATION AND CERTAIN STOCKHOLDERS OF D&K HEALTHCARE RESOURCES, INC. ANY TRANSFER OF SUCH SHARES OF COMMON STOCK IN VIOLATION OF THE TERMS AND PROVISIONS OF SUCH

            AGREEMENT SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.

                  (c) Upon receipt of payment in full for any of its Shares tendered pursuant to the Offer, each Stockholder agrees that any and all rights incident to its ownership of Shares (including any rights to recover amounts, if any, that may be determined to be due to any stockholder or former stockholders of the Company), including but not limited to rights arising out of such Stockholder's ownership of such Shares prior to the transfer of such Shares to Purchaser pursuant to the Offer, shall be transferred to Purchaser.

            SECTION 5. Grant of Irrevocable Proxy; Appointment of Proxy.

                  (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent and any designee thereof, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote the Shares, or to grant a consent or approval in respect of the Shares, in connection with any meeting of the stockholders of the Company or any action by written consent in lieu of a meeting of stockholders of the Company (i) in favor of the Merger or any other transaction pursuant to which Parent proposes to acquire the Company, whether by tender offer, merger, or otherwise, in which stockholders of the Company would receive consideration per share of Common Stock equal to or greater than the consideration to be received by such stockholders in the Offer and the Merger, and/or (ii) against any action or agreement which would impede, interfere with or prevent the Merger, including, but not limited to, any other extraordinary corporate transaction, including, a merger, acquisition, sale, consolidation, reorganization or liquidation involving the Company and a third party, or any other proposal of a third party to acquire the Company.

                  (b) Such Stockholder represents that any proxies heretofore given in respect of the Shares, if any, are revocable, and hereby revokes such proxies.

                  (c) Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section or in Section 9, is intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporations Law ("DGCL"). If for any reason the proxy granted herein is not irrevocable, then such Stockholder agrees to vote his or its Shares in accordance with Section 5(a) above as instructed by Parent in writing. The parties agree that the foregoing is a voting agreement created under Section 218 of the DGCL.

            SECTION 6. Certain Events.

            In the event of any change in the Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination,

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consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting the Common Stock or the acquisition of additional shares of Common Stock or other securities or rights of the Company by any Stockholder (whether through the exercise of any options, warrants or other rights to purchase shares of Common Stock or otherwise): (a) the number of Shares owned by such Stockholder shall be adjusted appropriately and (b) this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other securities or rights of the Company issued to or acquired by each of the Stockholders.

            SECTION 7. Non-Solicitation.

            Each Stockholder agrees that it shall immediately cease and cause to be terminated all existing activities, discussions or negotiations with any persons with respect to the possibility or consideration of any Acquisition Proposal. Such Stockholder shall not and shall not authorize or permit its representatives (including, without limitation, investment bankers, financial advisors, attorneys, accountants or other representatives (collectively, the "Representatives")) to directly or indirectly (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action to facilitate or encourage any inquiries or the making of any proposal that constitutes, or is reasonably likely to lead to, any Acquisition Proposal,
(ii) participate in any discussions or negotiations regarding, or provide any nonpublic information or data to any person relating to, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Any violation of the foregoing restrictions by any of the Stockholders or their respective Representatives, whether or not such Stockholder or Representative is so authorized by the Company or by any other Stockholder and whether or not such Stockholder or Representative is purporting to act on behalf of the Company, any Stockholder or Stockholders or otherwise, shall be deemed to be a breach of this Agreement by each Stockholder. It is understood that this
Section 7 limits the rights of each Stockholder only to the extent that such Stockholder is acting in such Stockholder's capacity as a stockholder. Nothing herein shall be construed as preventing a Stockholder who is an officer or director of the Company from fulfilling the obligations of such office (including, subject to the limitations contained in Section 7.04 of the Merger Agreement, the performance of obligations required by the fiduciary obligations of such Stockholder acting solely in his or her capacity as an officer or director).

            SECTION 8. Further Assurances. Each Stockholder shall, upon request of Parent or Purchaser, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Parent or Purchaser to be necessary or desirable to carry out the provisions hereof and to vest in Parent the power to vote the Shares as contemplated by Section 5.

            SECTION 9. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately upon the earlier of (a) six months following the termination of the Merger Agreement in accordance with its terms or (b) the Effective Time; provided, however, that Sections 8 and 10 shall survive any termination of this Agreement.

                                        5
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            SECTION 10. Expenses. All fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses.

            SECTION 11. Public Announcements. Parent, Purchaser and Stockholder agree that no public release or announcement with respect to this Agreement or the transactions contemplated hereby shall be issued by any party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any United States securities exchange or Nasdaq, in which case the party required to make the release or announcement shall use its reasonable efforts to allow the other parties time to comment on such release or announcement in advance of such issuance.

            SECTION 12. Miscellaneous.

                  (a) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be delivered by hand or sent by telecopy or by registered or certified mail (postage prepaid, return receipt requested) or express mail or reputable overnight courier service to the respective parties and shall be deemed given when so delivered by hand or telecopied, or if mailed, three days after mailing (one business day in the case of overnight mail or overnight courier service) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

            If to any of the Stockholders, at the address set forth opposite the name of such Stockholder on Schedule 1 hereto:

            with a copy to:

            Armstrong Teasdale LLP
            One Metropolitan Square, Suite 2600
            211 North Broadway
            St. Louis, Missouri 63102
            Attention: John Gillis, Esq.
            Telephone: (314) 342-8007
            Facsimile: (314) 612-2248

            and

            If to Parent or Purchaser, to:

            McKesson Corporation
            One Post Street
            San Francisco, California 94104
            Attention: General Counsel
            Telephone: (415) 983-8300
            Facsimile: (415) 983-8826

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            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            525 University Avenue, Suite 1100
            Palo Alto, California  94301
            Attention:  Kenton J. King, Esq.
            Telephone:(650) 470-4500
            Facsimile:(650) 470-4570

                  (b) Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (c) Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  (d) Entire Agreement; Assignment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Parent, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Any assignment made in violation of this Section 12(d) shall be void.

                  (e) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Each of the parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, and any appellate court thereof, for any litigation arising out of or relating to this Agreement or the transactions contemplated hereby, to the extent the Court of Chancery has jurisdiction over the claims alleged in such litigation, or, if the Court of Chancery does not have jurisdiction over the claims alleged in such litigation, the courts of the State of Delaware and of the United States of America located in the State of Delaware, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such litigation except in such courts, (ii) waives any objection to the laying of venue of any such litigation in such Delaware courts and (iii) agrees not to plead or claim in any Delaware court that such litigation brought therein has been brought in an inconvenient forum. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12. Nothing

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in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

                  (f) Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

                  (g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  (h) Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  (i) Amendment. No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                  (j) Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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            IN WITNESS WHEREOF, Parent, Purchaser and the Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

                                      MCKESSON CORPORATION

                                      By: /s/ Marc E. Owen
                                          -------------------------------------
                                      Name:  Marc E. Owen
                                      Title: Executive Vice President Corporate
                                             Strategy and Business Development

                                      SPIRIT ACQUISITION CORPORATION

                                      By: /s/ Kristina Veaco
                                          -------------------------------------
                                      Name:  Kristina Veaco
                                      Title: Vice President and Secretary

                                      STOCKHOLDER

                                      /s/  Richard F. Ford
                                      ------------------------------------------

                                      Please Print Name:

                                        Richard F. Ford

  SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT FOR STOCKHOLDERS WHO ARE INDIVIDUALS

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                                      STOCKHOLDER

                                      /s/  Harvey C. Jewett
                                      ------------------------------------------

                                      Please Print Name:

                                        Harvey C. Jewett

  SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT FOR STOCKHOLDERS WHO ARE INDIVIDUALS
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                                   STOCKHOLDER

                                   /s/ Bryan H. Lawrence
                                   -----------------------------

                                   Please Print Name:

                                       Bryan H. Lawrence

  SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT FOR STOCKHOLDERS WHO ARE INDIVIDUALS

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                                   STOCKHOLDER

                                   /s/ Thomas F. Patton
                                   -----------------------------

                                   Please Print Name:

                                       Thomas F. Patton

  SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT FOR STOCKHOLDERS WHO ARE INDIVIDUALS

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                                   STOCKHOLDER

                                   /s/ Mary Ann Van Lokeren
                                   -----------------------------

                                   Please Print Name:

                                       Mary Ann Van Lokeren

  SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT FOR STOCKHOLDERS WHO ARE INDIVIDUALS

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                                   STOCKHOLDER

                                   /s/ J. Hord Armstrong, III
                                   -----------------------------

                                   Please Print Name:

                                       J. Hord Armstrong, III

  SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT FOR STOCKHOLDERS WHO ARE INDIVIDUALS

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                                   STOCKHOLDER

                                   /s/ Martin D. Wilson
                                   -----------------------------

                                   Please Print Name:

                                       Martin D. Wilson

  SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT FOR STOCKHOLDERS WHO ARE INDIVIDUALS

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                                   STOCKHOLDER

                                   /s/ Thomas S. Hilton
                                   -----------------------------

                                   Please Print Name:

                                       Thomas S. Hilton

  SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT FOR STOCKHOLDERS WHO ARE INDIVIDUALS

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                                   STOCKHOLDER

                                   /s/ Richard A. Keffer
                                   -----------------------------

                                   Please Print Name:

                                       Richard A. Keffer

  SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT FOR STOCKHOLDERS WHO ARE INDIVIDUALS

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                                   STOCKHOLDER

                                   /s/ E. G. Petrella
                                   -----------------------------

                                   Please Print Name:

                                       E. G. Petrella

  SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT FOR STOCKHOLDERS WHO ARE INDIVIDUALS

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                                   STOCKHOLDER

                                   /s/ Brian G. Landry
                                   -----------------------------

                                   Please Print Name:

                                       Brian G. Landry

  SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT FOR STOCKHOLDERS WHO ARE INDIVIDUALS

170892-San Francisco Server 1A - MSW
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                                   SCHEDULE 1

D&K HEALTHCARE RESOURCES
OUTSTANDING OPTIONS AND RESTRICTED SHARES FOR DIRECTORS AND EXEC. OFFICERS AT JULY 8, 2005

                                                            Owned
                     Options     Restricted Shares          Shares
                     -------     -----------------         -------
RICHARD FORD          35,000              -                 14,500

HARVEY JEWETT         35,000              -                300,000

BRYAN LAWRENCE        35,000              -                 56,636

THOMAS PATTON         28,334              -                  3,890

MAY ANN VAN LOKEREN   15,000              -                  1,000

HORD ARMSTRONG       370,000        116,150                532,294

MARTIN WILSON        292,332         80,380                 10,500

THOMAS HILTON        118,700         26,160                  9,500

RICHARD KEFFER             -          7,500                      -

ED PETRELLA           48,000         13,097                      -

BRIAN LANDRY          95,000         13,709                  7,000

For purposes of Section 12(a) of this Agreement, the address for each Stockholder on this Schedule 1 shall be:

D&K Healthcare Resources, Inc.
8235 Forsyth Boulevard
St. Louis, Missouri 63105

170892-San Francisco Server 1A - MSW